Exhibit 99.1
Contacts:

Scott M. Tsujita (I/R)	Pete Schuddekopf (Media)
Hypercom Corporation	Hypercom Corporation
480.642.5161	480.642.5383
stsujita@hypercom.com	pschuddekopf@hypercom.com
FOR IMMEDIATE RELEASE
Hypercom Reports Second Quarter Fiscal 2008 Results
•	Revenue increases $58 million or 86% compared to second quarter 2007 including organic revenue growth of 13%

•	Revenue growth fueled by acquisition of the Thales e-Transactions business line and accelerating multi-lane and unattended product sales
SCOTTSDALE, August 11, 2008 – Hypercom Corporation (NYSE: HYC), the high security electronic transaction solutions provider, today announced financial results for the three months ended June 30, 2008.
Second quarter revenue climbed to $125.4 million, representing a $58 million or 86% increase over second quarter 2007 revenues of $67.5 million. The revenue gain is primarily attributable to the acquisition of the Thales e-Transactions business line as well as strong organic sales growth in North America and Northern European multi-lane terminals, Southern European countertop terminals and unattended products, Asia Pacific countertop terminals, and South American services.
Gross profit for the second quarter 2008 was $33.8 million or 26.9% of revenue versus $8.7 million or 12.9% of revenue in the same quarter of 2007. The second quarter 2008 gross margin is a blend of 30.5% product gross margin and 20.1% service gross margin versus comparable margins of 13.7% and 11.4% in the second quarter of 2007. Product gross margins were negatively impacted in the second quarter 2008 by specific expenses including factory shut down costs, additional inventory reserves, and excess freight relating to the transition to contract manufacturing of approximately $2.8 million.
Second quarter operating expense was $41.8 million or 33.3% of revenue, compared to $15.7 million or 23.3% of revenue for the second quarter of 2007. Second quarter 2008 operating expenses included $2.0 million of incremental amortization related to recently acquired intangibles as well as $1.6 million of integration costs. Second quarter 2007 operating expense was reduced by the benefit of a $3.8 million gain from a building sale and $2.3 million related to the reversal of previously recorded stock based compensation and bonuses. Adjusting for these amounts, 2008 operating expense as a percentage of revenue is comparable to that in 2007.
The Company recorded a $10.9 million net loss, or a loss of ($0.20) per share in the second quarter of 2008, compared to a net loss of $5.7 million or ($0.11) per share in the second quarter of 2007. The second quarter 2008 net loss was partially attributable to $2.8 million related to the transition to contract manufacturing as well as $2.0 million for amortization of acquired intangible assets, and $2.4 million of deferred interest and interest cost related to amortization of warrants. The prior year loss benefited from a $3.8 million gain on the sale of a building as well as $2.3 million of reversed stock compensation charges and bonuses.

“Sales accelerated and exceeded expectations in North America and Northern Europe. Contributing significantly to accelerated growth in North America was the Q4 2007 launch of our L4150 PCI-approved terminal which is gaining very strong acceptance in the multi-lane channel, and we expect that to continue. Austria contributed significantly to our growth in Northern Europe. We entered that market in Q4 2007, are working closely with the banking community, and we expect sales to continue at a high level. We also had high sales in Germany and expect sales to increase as that market transitions to TA 7.0 compliant products in Q4,” said Philippe Tartavull, Chief Executive Officer and President, Hypercom Corporation. “Operationally, we have transitioned completely to contract manufacturing, we are optimizing product costs and expenses to provide a strong base for future quarters, the market is reacting very favorably to the new combined company and the integration is proceeding smoothly.”
Balance Sheet and Cash-flow
As of June 30, 2008, Hypercom had $41.9 million of cash and short term investments on hand, down from $98.7 million at the end of the first quarter 2008. The decrease in cash and short term investments was primarily due to cash used for the acquisition of Thales e-Transactions.
New Initiatives
The Company made several announcements during the quarter including:
•	The completion of the acquisition of Thales SA’s e-Transactions business line, a leading provider of secure card payment solutions in some of Europe’s largest markets, including France, Germany, Spain and the United Kingdom. With the acquisition, Hypercom becomes the second largest provider of electronic payment solutions and services in Western Europe, and solidifies its position as the third largest global provider with estimated combined company pro forma annual revenue of approximately $500 million.
•	National Processing Company, one of the largest US acquirers exclusively focused on the merchant processing market with over 260,000 merchant customers, has Class A certified and commenced selling the Optimum 4210 (dial) and T4220 (Ethernet with dial backup) high security electronic payment terminals and vendor-agnostic PV1310 PIN Pad.
•	The introduction of a Mobile POS Solution suite of products and services that support the entire POS payment infrastructure with the highest levels of security. The Suite includes Hypercom’s GPRS mobile payment terminals, gateway and mobile network.
•	Hypercom’s medCompact became the first healthcare terminal to pass e-Health BCS (Basic Command Set) functional tests required by Gematik, the German healthcare organization. The medCompact terminals will be deployed in significant volume in the second half of this year as part of the migration to the country’s new health card. Germany’s e-Health card program plans a deployment of more than 80 million electronic health insurance cards.
Second Quarter Earnings Call
Hypercom has scheduled its conference call to discuss second quarter 2008 financial results for Monday, August 11, 2008 at 4:30pm ET. The call will be available either through telephone dial-in or audio web cast.

The dial-in number is 888.889.4952 for North American callers and +1.210.795.2680 for international callers. To access the call, participants will be required to identify the participant passcode, Hypercom. To access the audio web cast, please go to Hypercom’s website http://ir.hypercom.com at least two minutes prior to the call to register. A replay of the conference call can be accessed approximately one hour after the live call concludes and will be available until 12:30am CT, September 10, 2008. The number for North America callers is 866.455.0436, for international callers +1.203.369.1258, and the passcode is Hypercom. A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com where it will remain until the next results release.
Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “estimate,” “will,” “intend,” “project,” and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance; projections regarding future revenue, gross margins, operating profits, product and service margins, net income, cash flows, gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the migration to a contract manufacturer of the Company’s products; the development and success of broader distribution channels; the timing and success of integration activities related to the recent Thales e-Transactions business line acquisition and the expected results and benefits of such transaction. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.
Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the timing and commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products and services including ability to obtain and the timing of key certifications; our ability to cost reduce new and existing products to improve margins; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions, strategic investments, and business combinations and successfully integrate them into our business, including integration of the Thales e-Transactions business line; the impact of current litigation matters on our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.
The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended June 30, 2008 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.
Hypercom does not endorse any projections regarding future performance that may be made by third parties.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands, except per share data)	2008	2007	2008	2007
Net revenue:
Products	$92,774	$47,865	$142,358	$96,033
Services	32,650	19,612	54,762	36,271

Total net revenue	125,424	67,477	197,120	132,304

Costs of revenue:
Products	64,484	41,296	97,538	71,042
Services	26,103	17,373	44,890	31,650
Amortization of purchased intangible assets	1,066	94	1,157	170

Total costs of revenue	91,653	58,763	143,585	102,862

Gross profit	33,771	8,714	53,535	29,442

Operating expenses:
Research and development	14,892	8,108	21,004	15,437
Selling, general and administrative	24,878	11,193	40,434	27,247
Amortization of purchased intangible assets	1,989	162	2,150	280
Gain on sale of real property	—	(3,774)	—	(3,774)

Total operating expenses	41,759	15,689	63,588	39,190

Loss from continuing operations	(7,988)	(6,975)	(10,053)	(9,748)
Interest income , net	(2,190)	784	(1,393)	1,623
Foreign currency loss	(254)	(411)	(205)	(1,029)
Other income	70	2	149	6

Loss before income taxes and discontinued operations	(10,362)	(6,600)	(11,502)	(9,148)
Provision (benefit) for income taxes	(673)	896	(10)	229

Loss before discontinued operations	(11,035)	(5,704)	(11,512)	(8,919)
Income (loss) from discontinued operations	140	(39)	285	651

Net loss	$(10,895)	$(5,743)	$(11,227)	$(8,268)

Basic and diluted loss per share:
Loss before discontinued operations	$(0.21)	$(0.11)	$(0.22)	$(0.17)
Income from discontinued operations	0.01	—	0.01	0.01

Basic and diluted loss per share	$(0.20)	$(0.11)	$(0.21)	$(0.16)

Weighted average common shares:
Basic	53,342,947	53,167,875	53,283,760	53,172,190

Diluted	53,342,947	53,167,875	53,283,760	53,172,190

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
(Amounts in thousands)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,875	$76,925
Short-term investments	4,022	4,988
Accounts receivable, net	104,159	71,341
Inventories	41,336	22,343
Prepaid expenses and other current assets	20,420	15,251
Deferred tax assets	1	497

Total current assets	207,813	191,345
Property, plant and equipment, net	24,005	17,694
Intangible assets, net	81,395	10,502
Goodwill	96,874	10,224
Deferred acquisition costs	—	12,529
Other long-term assets	13,004	7,950

Total assets	$423,091	$250,244

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,942	$30,448
Accrued payroll and related expenses	22,188	9,889
Accrued sales and other taxes	8,731	7,427
Product warranty liabilities	6,940	1,754
Accrued other liabilities	26,539	16,154
Deferred revenue	13,676	5,497
Income taxes payable	4,223	519

Total current liabilities	161,239	71,688
Long-term debt	44,898	—
Deferred tax liabilities, net	22,828	620
Other long-term liabilities	9,316	3,437

Total liabilities	238,281	75,745
Stockholders’ equity	184,810	174,499

Total liabilities and stockholders’ equity	$423,091	$250,244

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2008	2007	2008	2007
Cash flows from continuing operations:
Net loss from continuing operations	$(11,035)	$(5,704)	$(11,512)	$(8,919)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	2,605	2,051	4,917	3,918
Amortization of purchased intangibles	3,055	256	3,307	450
Interest conversion to debt	1,500	—	1,500	—
Amortization of debt issuance costs	32	—	32	—
Amortization of discount on notes payable	915	—	915	—
Amortization of discounts on short-term investments	(20)	(280)	(58)	(553)
Provision (reversal) for doubtful accounts	143	164	(1,000)	577
Provision for excess and obsolete inventory	624	6,114	1,289	6,632
Provision for warranty and other product charges	1,345	1,597	1,840	1,893
Deferred income tax benefit (provision)	2,415	14	4,007	(2)
Non-cash share-based compensation (reversal)	835	(693)	1,753	1,045
Foreign currency gains (losses)	169	(526)	4	(876)
Gain on sale of real property	—	(3,774)	—	(3,774)
Non-cash write-off of intangibles and other assets	409	425	451	427
Changes in operating assets and liabilities, net	(4,064)	3,117	10,600	(981)

Net cash provided by (used in) operating activities	(1,072)	2,761	18,045	(163)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,777)	(1,924)	(3,042)	(3,812)
Proceeds from the sale of real property	—	16,250	—	16,250
Cash paid for acquisitions, net of cash acquired	(112,825)	—	(114,898)	(12,707)
Software development costs capitalized	(28)	(542)	(57)	(902)
Purchase of short-term investments	(16,082)	(54,249)	(31,051)	(97,722)
Proceeds from the sale or maturity of short-term investments	15,699	51,200	32,075	104,835

Net cash provided by (used in) investing activities	(115,013)	10,735	(116,973)	5,942

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(433)	(2)	(434)	(5)
Debt issuance cost	(562)	—	(687)	—
Proceeds from long term debt	60,000	—	60,000	—
Proceeds from issuance of common stock	36	167	602	271

Net cash provided by financing activities	59,041	165	59,481	266

Effect of exchange rate changes on cash	(176)	246	397	295

Net increase (decrease) in cash flows from continuing operations	(57,220)	13,907	(39,050)	6,340
Cash and cash equivalents, beginning of period	95,095	26,623	76,925	34,190

Cash and cash equivalents, end of period	$37,875	$40,530	$37,875	$40,530